EXHIBIT 5

OKLAHOMA CITY

Irwin H. Steinhorn
John W. Funk
Jared D. Giddens
Robin F. Fields
Kiran A. Phansalkar
Victor F. Albert
Mitchell D. Blackburn
Mark H. Bennett
Bryan J. Wells
J. Dillon Curran
C. Brad Williams
Justin L. Pybas
John J. Griffin
Crystal A. Johnson
___________

Peter B. Bradford

TULSA

Henry G. Will
Lynnwood R. Moore, Jr.
Robert A. Curry
Steven W. McGrath
D. Richard Funk
J. Ronald Petrikin
Larry B. Lipe
James E. Green, Jr.
Martin R. Wing
John W. Ingraham
Andrew R. Turner

Gary L. Betow
Gentra Abbey Sorem
R. Kevin Redwine
Tony W. Haynie
Bruce W. Freeman
David R. Cordell
C. Raymond Patton, Jr.
Paul E. Braden
Robert J. Melgaard
P. Scott Hathaway
Lawrence A. Hall
Timothy T. Trump
Mark E. Dreyer
Teresa Meinders Burkett
Nancy E. Vaughn
Mark D. Berman
Katherine G. Coyle
Beverly K. Smith
Melodie Freeman-Burney
R. Richard Love III
Robert D. James
Stephen R. Ward
Jeffrey R. Schoborg
Anne B. Sublett
J. Ryan Sacra
Jason S. Taylor
Katy Day Inhofe
Julia Forrester-Sellers
Melinda L. Kirk
P. Bradley Bendure
Conner & Winters, LLP 1700 One Leadership Square 211 North Robinson Oklahoma City, Oklahoma 73102-7101 405-272-5711 Fax 405-232-2695 www.cwlaw.com ___________
Kathryn J. Kindell
Alissa A. Hurley
Jed W. Isbell
Paige N. Shelton
Jason B. Coutant
Allison McGrath Gardner
Elizabeth G. Zeiders
David S. Randolph
Kathryn S. Burnett
___________

Joseph J. McCain, Jr.
William G. von Glahn
Bob F. McCoy
___________

Lynn P. Mattson
James R. Ryan
Russell H. Harbaugh, Jr.
David O. Cordell

NORTHWEST ARKANSAS
John R. Elrod[1]
Robert L. Jones, III[1]
Greg S. Scharlau
Vicki Bronson
Todd P. Lewis[1]
P. Joshua Wisley
Kerri E. Kobbeman[2]
Amber Prince[1]___________

Terri Dill Chadick

Charles E. Scharlau[1]

WASHINGTON, D.C.
G. Daniel Miller[1]
Donn C. Meindertsma[1]
Rabeha S. Kamaluddin[1]___________
Henry Rose[1]
Erica L. Summers[1]

HOUSTON, TEXAS

Randolph L. Jones, Jr.
Jerry D. Redmond, Jr.

DALLAS, TEXAS
Kevin H. Good[1]

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW MEXICO

Douglas M. Rather
_____________

Benjamin C. Conner
1879-1963
John M. Winters, Jr.
1901-1989
[1]Not Admitted in Oklahoma
[2]Not Admitted in Arkansas

August 19, 2008

Perma-Fix Environmental Services, Inc.
8302 Dunwoody Place, Ste. 250
Atlanta, GA 30350

Re:	Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement
First Amendment to 2003 Outside Directors Stock Plan; Our File No. 7034.1

Gentlemen:

We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-8 (the “Registra-tion Statement”) of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), for the registration of (a) an additional 1,000,000 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), issuable by the Company pursuant to the Company’s 2003 Outside Directors Stock Plan, as amended by the First Amendment to 2003 Outside Directors Stock Plan, dated August 5, 2008 (the “First Amendment”) (collectively, the “Directors Plan”). As amended, the Directors Plan authorizes the issuance of 2,000,000 shares of Common Stock. The initial 1,000,000 shares authorized for issuance under the Directors Plan are registered under the Form S-8 Registration Statement, No. 333-110995, filed with the Commission on December 5, 2003. This opinion relates only to the additional 1,000,000 shares of Common Stock authorized for issuance pursuant to the First Amendment to the Directors Plan.

In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered

Perma-Fix Environmental Services, Inc.
August 19, 2008

necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

(a)	the Company’s Restated Certificate of Incorporation, as amended;

(b)	the Company’s Bylaws;

(c)	the Directors Plan;

(d)	Resolutions of the Board of Directors of the Company, dated August 5, 2008;

(e)	Certificate of Good Standing of the State of Delaware, dated August 19, 2008, as to the good standing of the Company; and

(f)	the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company’s Common Stock under the Directors Plan is eligible to participate in the Directors Plan and that any shares of the Company’s Common Stock to be issued pursuant to the Directors Plan will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

In reliance upon, and based on, such examination and review, we are of the opinion that the 1,000,000 shares of Common Stock issuable pursuant to the Directors Plan, as amended by the First Amendment, will constitute, when issued pursuant to the terms of such Directors Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5 to said Registration Statement.

Very truly yours,

/s/ Conner & Winters, LLP

CONNER & WINTERS, LLP